                                                                   EXHIBIT 2.9





                          PHOTONIC SENSOR SYSTEMS, INC.






              =====================================================


                              AMENDED AND RESTATED
                       PREFERRED STOCK PURCHASE AGREEMENT

                                    OF UP TO

                                3,244,500 SHARES

                                       OF

                      SERIES A CONVERTIBLE PREFERRED STOCK


              =====================================================













                                  May 31, 2001

                                TABLE OF CONTENTS

                                                                          Page

ARTICLE 1. AMENDMENT AND RESTATEMENT; AUTHORIZATION AND
           SALE OF THE SHARES...............................................1

   1.1     Amendment and Restatement........................................1
   1.2     Authorization....................................................1
   1.3     Sale of the Shares...............................................2

ARTICLE 2. CLOSING; PURCHASES; DELIVERY.....................................3

   2.1     Closing..........................................................3
   2.2     Subsequent Purchases.............................................3
   2.3     Deliveries.......................................................3

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................5

   3.1     Organization and Qualification...................................5
   3.2     Articles of Incorporation and Bylaws.............................5
   3.3     Corporate Power..................................................5
   3.4     Subsidiaries.....................................................5
   3.5     Capitalization...................................................6
   3.6     Authorization....................................................7
   3.7     Title to Properties and Assets...................................7
   3.8     Financial Statements.............................................7
   3.9     Related-Party Transactions.......................................9
   3.10    Permits..........................................................9
   3.11    Intellectual Property............................................9
   3.12    Material Contracts..............................................10
   3.13    Compliance with Laws and Other Instruments......................10
   3.14    Litigation......................................................11
   3.15    Governmental Consent............................................11
   3.16    Employees.......................................................11
   3.17    Tax Returns, Payments, and Elections............................12
   3.18    Warranty Claims.................................................12
   3.19    Confidentiality and Nondisclosure Agreements....................12
   3.20    Securities Act..................................................12
   3.21    Employment Matters..............................................12
   3.22    Employee Benefit Plans..........................................13
   3.23    Environmental Laws and Regulations..............................14
   3.24    No Bankruptcy Proceedings.......................................14
   3.25    Disclosure......................................................14

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.................14

   4.1     Experience......................................................14
   4.2     Investment......................................................15
   4.3     Rule 144........................................................15
   4.4     No Public Market................................................15
   4.5     Access to Data..................................................15
   4.6     Authorization...................................................15
   4.7     Accredited Investor.............................................16
   4.8     Restrictions....................................................16

ARTICLE 5. CONDITIONS TO THE OBLIGATIONS OF PURCHASER......................16

   5.1     Representations and Warranties..................................16
   5.2     Covenants.......................................................16
   5.3     Compliance Certificate..........................................16
   5.4     Consents........................................................16
   5.5     Reservation of Stock............................................17
   5.6     No Litigation...................................................17
   5.7     Shareholder's Agreement.........................................17
   5.8     Registration Rights Agreement...................................17
   5.9     Opinion of Counsel..............................................17

ARTICLE 6. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY....................17

   6.1     Representations and Warranties..................................17
   6.2     Covenants.......................................................17
   6.3     No Litigation...................................................18
   6.4     Consents........................................................18
   6.5     Shareholder's Agreement.........................................18
   6.6     Registration Rights Agreement...................................18

ARTICLE 7. DISPUTE RESOLUTION..............................................18

   7.1     Resolution by Advisory Board....................................18
   7.2     Hearing.........................................................18

ARTICLE 8. INDEMNIFICATION.................................................19

   8.1     Indemnification by the Company..................................19
   8.2     Indemnification by the Purchaser................................19
   8.3     Indemnification Procedures......................................19
   8.4     Limitations on Indemnification..................................19



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
ARTICLE 9. GENERAL PROVISIONS..............................................20

   9.1     Governing Law...................................................20
   9.2     Successors and Assigns; Third Party Beneficiaries...............20
   9.3     Entire Agreement; Designation and Waiver........................20
   9.4     Survival........................................................20
   9.5     Notices, etc....................................................20
   9.6     Delays or Omissions.............................................21
   9.7     References......................................................21
   9.8     Severability....................................................21
   9.9     Pronouns........................................................21
   9.10    Counterparts....................................................21
   9.11    Remedies........................................................21
   9.12    Certain Definitions.............................................22
   9.13    Publicity.......................................................23
   9.14    Fees and Expenses...............................................23

EXHIBIT INDEX

Exhibit A  Certificate of Designation
Exhibit B  Registration Rights Agreement
Exhibit C  Shareholder's Agreement

                              AMENDED AND RESTATED
                       PREFERRED STOCK PURCHASE AGREEMENT

                  THIS AMENDED AND RESTATED PREFERRED STOCK PURCHASE AGREEMENT is made and entered into this 31st day of May, 2001, by and among PHOTONIC SENSOR SYSTEMS, INC., a Georgia corporation (the "COMPANY"), and GENOMIC SOLUTIONS INC., a Delaware corporation (the "PURCHASER").

                              W I T N E S S E T H:

                  WHEREAS, Purchaser and Seller have entered into that certain Preferred Stock Purchase Agreement dated as of May 1, 2001 (the "ORIGINAL STOCK PURCHASE AGREEMENT"), pursuant to which the Purchaser would purchase from the Company, and the Company would issue and sell to the Purchaser, up to 3,244,500 shares of Preferred Stock of the Company, $.001 par value per share, on the terms and conditions set forth therein; and

                  WHEREAS, the parties desire to amend and restate the Original Stock Purchase Agreement as set forth herein.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

   ARTICLE 1. AMENDMENT AND RESTATEMENT; AUTHORIZATION AND SALE OF THE SHARES

         1.1      Amendment and Restatement.

         In accordance with Section 9.3 of the Original Stock Purchase Agreement, Purchaser and the Company hereby enter into this Amended and Restated Preferred Stock Purchase Agreement, which shall be deemed to be effective as of May 1, 2001, and which shall amend, modify, restate and supersede the Original Stock Purchase Agreement for all purposes. From and after the execution of this Amended and Restated Preferred Stock Purchase Agreement, the Original Stock Purchase Agreement shall be of no further force or effect whatsoever.

         1.2      Authorization

         The Company shall authorize before the Closing (as defined below) the issuance and sale of up to 3,244,500 shares of Series A Convertible Preferred Stock of the Company, $.001 par value per share (the "SHARES"). The Shares shall have the rights, preferences, privileges, and restrictions as set forth in the Company's Certificate of Designation attached hereto as EXHIBIT "A" (the "DESIGNATION") which shall be filed prior to the Closing to amend the Company's Articles of Incorporation (as amended by the Designation, the "ARTICLES").

         1.3      Sale of the Shares

         Subject to the terms and conditions hereof, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, at a purchase price of $1.07875 per share, the number of Shares set forth below:

                  (a) Initially, the Company shall issue and sell to the Purchaser, and the Purchaser will purchase from the Company, four hundred sixty-three thousand five hundred (463,500) Shares for an aggregate purchase price of Five Hundred Thousand Dollars ($500,000)(the "INITIAL PURCHASE").

                  (b) Concurrently with the execution of this Agreement, the parties will enter into the Amended and Restated Research and Development Agreement in the form mutually agreed upon by the parties (the "RESEARCH AND DEVELOPMENT AGREEMENT"), which incorporates by reference the Development Plan attached thereto as Exhibit "A" (the "DEVELOPMENT PLAN"). Within thirty (30) days following receipt of the Company's written notice verifying that it has achieved each of the development milestones (each referred to herein as a "MILESTONE VERIFICATION NOTICE"), as described in the Development Plan (collectively, the "DEVELOPMENT MILESTONES"), and subject to the procedures in the Research and Development Agreement regarding rejection of such Milestone Verification Notice, the Company shall issue and sell to the Purchaser, and the Purchaser will purchase from the Company, the corresponding number of Shares set forth below, for the aggregate purchase price set forth below (individually a "MILESTONE PURCHASE" and collectively the "MILESTONE PURCHASES"):

     MILESTONE          PURCHASE PRICE              NUMBER OF SHARES                OUTSIDE COMPLETION DATE
     ---------          --------------              ----------------                -----------------------
Milestone 1                $750,000                  695,250 shares                   September 30, 2001
Milestone 2               $1,000,000                 927,000 shares                    January 31, 2002
Milestone 3               $1,250,000                1,158,750 shares                     July 31, 2002

The Milestone Purchases shall constitute the valid and legally binding obligations of the Purchaser to pay the purchase price for the Shares as of dates certain. Said obligations shall not be dependent upon any conditions precedent other than the Company's delivery of the Milestone Verification Notice for the respective Development Milestones, as provided in the Research and Development Agreement. Without limiting the foregoing, the Purchaser's obligations to complete the Milestone Purchases are not dependent upon the Company's future financial performance or any other facts or circumstances that would be material to an evaluation of the merits and risks of an investment in the Company.

                  (c) In the event that the Company fails to meet any particular Development Milestone by the Outside Completion Date set forth above, the Purchaser shall have no obligation to complete any Milestone Purchase associated with that Development Milestone or any subsequent Development Milestones, unless such failure is waived by the Purchaser. The Purchaser's election to complete a Milestone Purchase shall be deemed to be a waiver by the Purchaser of the Company's failure to meet the applicable Development Milestone by the Outside Completion Date.

                  (d) Purchaser may elect at any time to cancel its obligations with respect to future Milestone Purchases by giving written notice to the Company (an "ELECTION TO CANCEL"). An Election to Cancel shall be effective as of the earliest of the following: (i) immediately after completion of the next Development Milestone and the associated Milestone Purchase;
(ii)upon the Company's delivery of express notice of abandonment of the next Development Milestone; or (iii) one hundred eighty (180) days after the Outside Completion Date for the next Development Milestone. If the Company completes a Development Milestone before the effective date of the Election to Cancel, the Purchaser shall be obligated to complete the associated Milestone Purchase.

                     ARTICLE 2. CLOSING; PURCHASES; DELIVERY

         2.1      Closing

         The initial purchase and sale of the Shares pursuant to SECTION 1.3(a) of this Agreement (the "CLOSING") shall take place at the offices of Smith, Gambrell & Russell, LLP, Suite 3100, Promenade II, 1230 Peachtree Street, Atlanta, Georgia 30309-3592, at 10:00 a.m. (local time) on May 31, 2001 or at such other date and time as the parties may agree (the "CLOSING DATE").

         2.2      Subsequent Purchases

         Subject to the Research and Development Agreement, any Milestone Purchase, as described in SECTION 1.3(b), shall take place on the thirtieth
(30th) day after the Company's delivery of a Milestone Verification Notice for the applicable Development Milestone, or at such other time as the parties may agree.

         2.3      Deliveries

                  (a) Simultaneously with the execution and delivery of this Agreement, the Company and the Purchaser shall execute and deliver the following documents:

                           (i)   The Research and Development Agreement; and

                           (ii)  the Amended and Restated License and
                  Distribution Agreement in the form mutually agreed upon by the parties (the "LICENSE AGREEMENT").

         In addition, the Company shall deliver to the Purchaser a consent from the Georgia Tech Research Corporation and its assigns ("GEORGIA TECH") consenting to the License Agreement.

                  (b) At the Closing, the Company and the Purchaser shall execute and deliver the following documents:

                           (i)   The Designation;

                           (ii) the Registration Rights Agreement in the form attached as EXHIBIT "B" hereto (the "REGISTRATION RIGHTS AGREEMENT");



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
                           (iii) the Shareholder's Agreement in the form
                  attached as EXHIBIT "C" hereto (the "SHAREHOLDER'S AGREEMENT"); and

                           (iv) all other agreements executed in connection with the transactions contemplated hereby which by their terms are to be executed at the Closing.

         In addition, the Company shall deliver to the Purchaser an opinion of counsel of Smith, Gambrell & Russell, LLP in form reasonably satisfactory to the Purchaser.

         The agreements referred to in SECTION 2.3(A) and SECTION 2.3(B) above are sometimes hereinafter referred to individually as an "ANCILLARY AGREEMENT" and collectively as the "ANCILLARY AGREEMENTS."

                  (c) At the time of the Closing, the Purchaser shall pay to the Company the purchase price set forth in SECTION 1.3(A) above, by wire transfer of immediately available funds to an account designated by the Company, and the Company shall deliver to the Purchaser a duly issued stock certificate evidencing 463,500 Shares.

                  (d) At the time of each Milestone Purchase, the Purchaser shall pay to the Company the appropriate purchase price for such Milestone Purchase by wire transfer of immediately available funds to an account designated by the Company, and the Company shall deliver to the Purchaser a duly issued stock certificate for the appropriate number of Shares, all as set forth in SECTION 1.3(B) above.

                  (e) The offer and sale of the Shares will be made pursuant to an exemption from the registration requirements of the federal Securities Act of 1933, as amended (the "SECURITIES ACT"), and such state securities laws as shall be applicable. The Company may condition the purchase and sale upon its receipt of such representations, factual assurances and legal opinions as it shall reasonably deem necessary to determine and document the availability of any such exemption and may further condition such exercise upon such undertakings by the Purchaser or such restriction upon the transferability of the Shares to be acquired hereunder as it shall reasonably determine to be necessary to effectuate and protect the claim to any such exemption.

                  (f) The Company's delivery of a Milestone Verification Notice shall constitute the Company's certification that, as of the date thereof, (i) the Company is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation; (ii) that the Company has the requisite corporate power and authority to own, lease, and operate its assets, properties, and business and to carry on its business as it is then being conducted or proposed to be conducted; (iii) the Company has all requisite legal and corporate power and authority to issue and sell the Shares and to carry out and perform its obligations under the terms of this Agreement;
(iv) the Shares, when issued, shall be free of any liens, claims, encumbrances, or restrictions on transfer, except as specifically set forth in the Shareholder's Agreement, the Registration Rights Agreement, and the Articles, and except as set forth in SECTION 3.6 of the Disclosure Memorandum or as otherwise expressly agreed by the Purchaser; and (v) subject to the accuracy of the Purchaser's representations made pursuant to Section 2.3(e) and any filings required under federal or state securities laws, the offer, sale, and issuance of the Shares in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act.

            ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The representations and warranties set forth in this ARTICLE 3 are modified and limited by the matters set forth in the Disclosure Memorandum dated of even date herewith (the "DISCLOSURE MEMORANDUM") which the Company has delivered to Purchaser. Any matter set forth in the Disclosure Memorandum shall modify and/or limit the representations and warranties made under one or more Sections of this ARTICLE 3 if such matter is set forth or cross-referenced in the corresponding Section number of the Disclosure Memorandum, or if it is reasonably apparent that the express disclosure made in one Section of the Disclosure Memorandum modifies or limits a representation or warranty made in another Section of this ARTICLE 3. Subject to the foregoing, the Company makes the following representations and warranties to Purchaser as of the date of this Agreement and (as to SECTIONS 3.1, 3.2, 3.3, 3.5, 3.6 AND 3.20 only) as of the Closing Date.

         3.1      Organization and Qualification

         The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia and has the requisite corporate power and authority to own, lease, and operate its assets, properties, and business and to carry on its business as it is now being conducted or proposed to be conducted. Except as set forth in SECTION 3.1 of the Disclosure Memorandum, the Company is duly qualified as a foreign corporation to transact business, and is in good standing, in each jurisdiction where it owns or leases real property or maintains employees or where the nature of its activities make such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.

         3.2      Articles of Incorporation and Bylaws

         The Company has delivered to Purchaser true, correct, and complete copies of the Company's Articles of Incorporation, as amended through the date hereof, and Bylaws, as amended through the date hereof.

         3.3      Corporate Power

         The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements, to issue and sell the Shares hereunder, to issue the Conversion Stock, and to carry out and perform its obligations under the terms of this Agreement, the Articles, and each of the Ancillary Agreements.

         3.4      Subsidiaries

         The Company does not, directly or indirectly, own or control or have any capital or other equity interest or participation in (or any interest convertible into or exchangeable or exercisable for, any capital or other equity interest or participation in), nor is the Company directly or indirectly, subject to any obligation or requirement to provide funds to or invest in, any Person. The Company has no subsidiaries.

         3.5      Capitalization

         The authorized capital stock of the Company will, upon the filing of the Designation, consist of 65,000,000 shares of which (i) 48,000,000 shares are designated as Voting Common Stock, with a par value of $0.001 per share, (ii) 2,000,000 shares are designated as Non-Voting Common Stock, with a par value of $0.001 per share, and (iii) 15,000,000 shares are designated as Preferred Stock, par value $0.001 per share, of which 3,244,500 shares have been designated as Series A Convertible Preferred Stock. Immediately prior to the Closing, 13,060,000 shares of Common Stock and no shares of Series A Convertible Preferred Stock or other Preferred Stock will be issued and outstanding. Of the authorized shares of Common Stock, 3,244,500 shares are reserved for issuance upon conversion of the Series A Convertible Preferred Stock, 2,200,000 shares are reserved for issuance upon the exercise of outstanding options and warrants to purchase Common Stock pursuant to the Corporation's Employee Benefit Plans, and no shares are reserved for issuance upon the exercise of the Purchaser's Catch-Up Right, as defined in Section 4 of the Shareholder's Agreement. SECTION
3.5 of the Disclosure Memorandum sets forth (i) the capitalization of the Company (including numbers of shares issued and outstanding and record holders), and (ii) the capitalization of the Company as adjusted to reflect the issuance of the Shares (and the conversion thereof) and the exercise of any outstanding options, warrants, and rights, and the conversion of any outstanding convertible securities and the issuance of any securities which the Company has agreed to issue. All issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws and are owned of record, and to the knowledge of the Company beneficially, by the shareholders in the amounts set forth in SECTION 3.5 of the Disclosure Memorandum. The relative rights, privileges, and preferences of the Series A Convertible Preferred Stock and Common Stock will be as stated in the Articles. Except as set forth in SECTION 3.5 of the Disclosure Memorandum or with respect to the conversion privileges of the Shares, there are no options, warrants, conversion privileges, or preemptive or other rights or agreements presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the capital stock or other securities of the Company. Except as set forth in
SECTION 3.5 of the Disclosure Memorandum, the Company is not a party or subject to any agreement or understanding, and, except for the transactions contemplated hereby and by the Ancillary Agreements, there is no agreement or understanding that affects or relates to the voting or giving of written consents with respect to any security, or the voting by a director, of the Company. Except as set forth in SECTION 3.5 of the Disclosure Memorandum, to the knowledge of the Company, no shareholder has granted options or other rights to purchase, or entered into any agreement with respect to the purchase of, any shares of Common Stock or other equity securities of the Company from such shareholder, and the Company holds no shares of its capital stock in its treasury.

         3.6      Authorization

         All corporate action on the part of the Company, its officers, directors, and shareholders necessary for the authorization, execution, delivery, and performance of this Agreement and the Ancillary Agreements by the Company, the authorization, designation, issuance, sale, and delivery of the Shares and the Conversion Stock and the performance of all of the Company's obligations hereunder and thereunder have been taken or will be taken prior to the Closing. This Agreement and each of the Ancillary Agreements, when executed and delivered by the Company, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor's rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable remedies may be subject to equitable defenses and to the discretion of the court before which proceedings therefor may be brought. The Shares and the Conversion Stock, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid, and nonassessable, and will have the rights, preferences, privileges, and restrictions as set forth in the Articles. The Shares and the Conversion Stock, when issued, will be free of any liens, claims, encumbrances, or restrictions on transfer, except as specifically set forth in the Shareholder's Agreement, the Registration Rights Agreement, and the Articles, and except as set forth in SECTION 3.6 of the Disclosure Memorandum or as otherwise expressly agreed by the Purchaser. The Shares and the Conversion Stock are not, and except pursuant to the Shareholder's Agreement will not, become as a result of the Closing, subject to any preemptive rights or rights of first refusal, except as set forth in SECTION 3.6 of the Disclosure Memorandum or as otherwise expressly agreed by the Purchaser or any transferee of the Shares.

         3.7      Title to Properties and Assets

         The Company does not own any real property. Except as set forth in
SECTION 3.7 of the Disclosure Memorandum, the Company has good, valid, and legal title to all its properties and assets, and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, conditional sale agreement, security interest, encumbrance, or charge, other than (i) liens for current taxes not yet due and payable, and (ii) possible minor liens and encumbrances which have arisen in the ordinary course of business (not in respect of indebtedness for borrowed money) and which do not, in any one case or in the aggregate, detract in any material respect from the value of the property subject thereto or impair in any material respect the operations of the Company. With respect to leased property, the Company is in compliance with such leases in all material respects.

         3.8      Financial Statements

                  (a) The Company has delivered to Purchaser draft consolidated balance sheets of the Company as of December 31, 2000, and the related statements of operations, shareholders' equity, and cash flow for the year then ended, copies of which are attached to the Disclosure Memorandum. The foregoing financial statements fairly present in all material respects the financial position of the Company at such dates and the results of operations and shareholder's equity and cash flows for the periods then ended in accordance with generally accepted accounting principles (except that such financial statements omit footnotes and are subject to normal year-end audit adjustments) applied on a consistent basis, and the foregoing balance sheet shows all material liabilities, absolute or contingent, as of the date thereof which are required by generally accepted accounting principles to be reflected thereon. The foregoing financial statements of the Company as at December 31, 2000, and for the twelve-month period then ended, are hereinafter referred to collectively, as the "FINANCIALS"; the balance sheet dated December 31, 2000 is hereinafter referred to as the "BALANCE SHEET"; and December 31, 2000 is hereinafter referred to as the "BALANCE SHEET DATE."

                  (b) The Company has delivered to Purchaser an unaudited balance sheet of the Company as of March 31, 2001, and the related statements of operations, and cash flow for the three-month period then ended. The foregoing unaudited financial statements of the Company as of March 31, 2001, and for the three-month period then ended are hereinafter referred to collectively, as the "INTERIM FINANCIALS," and the balance sheet dated March 31, 2001 is hereinafter referred to as the "INTERIM BALANCE SHEET." The Interim Financials accurately set out and describe the financial position of the Company as of such date and the results of operations and changes in cash flows of the Company as of such date and for the period then ended in accordance with generally accepted accounting principles (except that such Interim Financials omit footnotes and are subject to normal year-end audit adjustments) applied on a consistent basis with the Financials and show all material liabilities, absolute or contingent, of the Company as of such date which are required by generally accepted accounting principles to be reflected thereon.

                  (c) Since the Interim Balance Sheet Date, the Company has conducted its business in the ordinary course, and there has not been any event or condition of any character that has resulted in or might be expected to result in a change in the assets, liabilities, financial condition, operating results, or business of the Company from that reflected in the Financials, except changes in the ordinary course of business and changes that could not reasonably be expected, in the aggregate, to have a Material Adverse Effect. Since the Balance Sheet Date, there has not been (i) any material change in any compensation arrangement or agreement with any of the executive-level managers or, except in the ordinary course of business, of any other employees, (ii) any sale, assignment, or transfer of any Intellectual Property or any notice or knowledge of any event giving rise to a claim or infringement or misappropriation with respect to the Intellectual Property, (iii) receipt of notice that there has been a loss of, or a material order cancellation by, any major customer of the Company, (iv) any declaration, setting aside, or payment or other distribution in respect of any of the Company's securities, or any direct or indirect redemption, purchase, or other acquisition of any of such securities by the Company, (v) any agreement or commitment by the Company to do any of the foregoing things, or (vi) any loss, damage, or destruction to any of the properties or assets of the Company, whether or not insured. For purposes of this subsection, "material" means any amount in excess of $20,000.

                  (d) The Company has no liabilities, absolute or contingent, which are, individually or in the aggregate, material to the financial condition or operating results of the Company which are not (i) reflected on the Financials or the Interim Balance Sheet, or (ii) set forth in
SECTION 3.8 of the Disclosure Memorandum.

         3.9      Related-Party Transactions

         Except as set forth in SECTION 3.9 of the Disclosure Memorandum, no employee, shareholder, officer, director, or consultant of the Company or member of his or her immediate family is directly or indirectly indebted to the Company, and the Company is not indebted to nor has it committed to make loans or extend or guarantee credit to any of them, whether directly or indirectly. To the knowledge of the Company, no employee, shareholder, officer, director, or consultant of the Company or member of his or her immediate family has any direct or indirect ownership interest in any entity with which the Company has a business relationship, or any entity that competes with the Company except stock ownership by employees, shareholders, officers, or directors of the Company and members of their immediate families in publicly traded companies. Except as set forth in SECTION 3.9 of the Disclosure Memorandum, no officer, shareholder, or director of the Company or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company.

         3.10     Permits

         Except as set forth in SECTION 3.10 of the Disclosure Memorandum, the Company has all material franchises, permits, licenses, authorizations, approvals, and any similar authority ("PERMITS") necessary for the conduct of their business as now being conducted and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in violation in any material respect of, or in default in any material respect under, any Permit.

         3.11     Intellectual Property

         Set forth in SECTION 3.11 of the Disclosure Memorandum is a list and brief description of all domestic and foreign patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, and copyrights, and all applications for such which are in the process of being prepared, owned by, or registered in the name of the Company, or of which the Company is a licensor or licensee, and in each case a brief description of the nature of such right; provided that in the case of trademarks, service marks, trade names, and copyrights, and applications therefor, such list includes only those that are material to the business of the Company. The Company owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, customer lists, and know-how (collectively, "INTELLECTUAL PROPERTY") for which the failure to so own or possess would have a Material Adverse Effect and no claim is pending or, to the knowledge of the Company, threatened and to the Company's knowledge there is no basis for any claim to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property. The Company has made all filings and recordations and has paid all fees and taxes necessary to establish and to protect the Intellectual Property rights of the Company for which the failure to do so would have a Material Adverse Effect. No claim is pending or, to the knowledge of the Company threatened, and to the Company's knowledge there is no basis for any claim to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company.

To the knowledge of the Company, all technical information developed by and belonging to the Company which is material to the business of the Company and which has not been patented has been kept confidential. Except as set forth in
SECTION 3.11 of the Disclosure Memorandum, the Company has not granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble, or sell the current or proposed products or to provide the current or proposed services of the Company. To the knowledge of the Company, no Person has violated or infringed upon, and no Person is currently violating or infringing upon, the Intellectual Property rights of the Company. The Company is not in breach of any license or other agreements with respect to the Intellectual Property, including, specifically, the Company's license agreement with the Georgia Tech, as amended and currently in effect. The Company is authorized to enter into the License Agreement and has obtained all required consents.

         3.12     Material Contracts

         SECTION 3.12 of the Disclosure Memorandum identifies all Material Contracts of the Company. Except as set forth in the Disclosure Memorandum, all Material Contracts are valid, binding, and in full force and effect, without any breach by the Company or, to the best of the Company's knowledge, any other party thereto. "MATERIAL CONTRACTS" shall mean all existing agreements and commitments of the Company, including without limitation all leases, consulting contracts, agreements with suppliers or customers, personal property leases, licenses, indentures, notes, bonds, mortgages, security agreements, loan agreements, guarantees, and franchise agreements, which in any such case involve future payments to or by the Company of more than $25,000.

         3.13     Compliance with Laws and Other Instruments

         The Company is not in violation or breach of any term of its Articles of Incorporation or Bylaws (each as amended through the date hereof), or of any judgment or decree. The Company is not in violation of any order, statute, rule, or regulation (collectively, "LAWS") applicable to the Company and the Company has conducted its business in compliance with all applicable Laws, except where the failure to do so may not be reasonably expected to have a Material Adverse Effect. The execution, delivery, and performance of, and compliance with this Agreement and the Ancillary Agreements, the issuance and sale of the Shares, and the consummation of the transactions contemplated hereby and thereby, have not and will not (i) violate, conflict with or result in a breach of any provision of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a creation of any liens, claims or encumbrances upon any of the assets, properties or business of the Company under, any of the terms, conditions or provisions of (x) the Articles or the Bylaws of the Company, or (y) any Material Contract; or (ii) violate any judgment, ruling, order, writ, injunction, award, decree, or law of any court or foreign, federal, state, county, or local government or any other governmental, regulatory, or administrative agency or authority which is applicable to the Company, or any of its assets, properties or businesses; or (iii) result in the suspension, revocation, impairment, forfeiture, or non-renewal of any Permit.

         3.14     Litigation

         Except as set forth in SECTION 3.14 of the Disclosure Memorandum, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its properties before any court or governmental agency (nor, to the knowledge of the Company, is there any reasonable basis for any such action, suit, proceeding, or investigation). The Company is not a party to, or to the knowledge of the Company, named in any order, writ, injunction, judgment, or decree of any court, government agency, or instrumentality. Except as set forth in SECTION 3.14 of the Disclosure Memorandum, there is no action, suit, or proceeding by the Company currently pending or that the Company currently intends to initiate.

         3.15     Governmental Consent

         No consent, approval, or authorization of, or designation, declaration, notification, or filing with any governmental authority on the part of the Company is required in connection with the valid execution, delivery, and performance of this Agreement or any of the Ancillary Agreements, the offer, issuance, sale, or conversion of the Shares, or the consummation of any other transaction contemplated hereby or by the Ancillary Agreements except the (i) filing of the Designation with the Secretary of State of Georgia, and (ii) any filings required under applicable federal securities laws, and (iii) qualification (or the taking of such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Shares under applicable blue sky laws, which filings and qualifications, if required, will be accomplished in a timely manner.

         3.16     Employees

         To the knowledge of the Company, no officer of the Company is or will be in violation of any judgment, decree, or order, or any term of any employment contract, patent disclosure agreement, confidentiality agreement, or other contract or agreement relating to the relationship of any such officer with the Company, or any other party because of the nature of the business conducted or proposed to be conducted by the Company, or the use by the officer of his best efforts with respect to such business. Except as set forth in SECTION 3.16 of the Disclosure Memorandum, the Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement plan or agreement, or other employee compensation agreement. To the knowledge of the Company, no officer or key employee, or any group of key employees, intends to terminate his or their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to the employment agreements set forth in SECTION 3.16 of the Disclosure Memorandum, and general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company. No contract exists between the Company and a union representing any employees of the Company, and, to the knowledge of the Company, no union has attempted to organize or represent the labor force of the Company. Except as set forth in SECTION 3.16 of the Disclosure Memorandum, to the knowledge of the Company, no person (including, but not limited to, any foreign, federal, state, county, or local government or other governmental, regulatory, or administrative agency or authority) has any claim or basis for any suit, action, claim, proceeding, or investigation against the Company arising out of an statute, law, ordinance, code, rule, or regulation relating to discrimination in employment or employment practices or occupational safety and health standards (including, without limitation, The Fair Labor Standards Act, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Rehabilitation Act of 1973, as amended, the Age Discrimination in Employment Act of 1967, as amended, or the Americans with Disabilities Act of 1990) which, in each case, if upheld, would have a Material Adverse Effect.

         3.17     Tax Returns, Payments, and Elections

         The Company has filed (or obtained valid extensions to file) all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith and shown on SECTION
3.17 of the Disclosure Memorandum.

         3.18     Warranty Claims

         The Company has not received notice of any warranty claims, product liability claims, or similar claims with respect to products or services previously licensed, sold, or provided by it to customers as a result of the failure of any product or service that it has provided to meet any express or implied warranty.

         3.19     Confidentiality and Nondisclosure Agreements

         Each employee and officer of the Company has executed a Confidentiality and Nondisclosure Agreement substantially in the form or forms which have been delivered to counsel for the Purchaser.

         3.20     Securities Act

         Subject to the accuracy of the Purchaser's representations in ARTICLE 4 and any filings required under federal or state securities laws, the offer, sale, and issuance of the Shares and the Conversion Stock in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act.

         3.21     Employment Matters

         The Company is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, in each location in which the Company employs persons; (a) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Company employees; (b) is not liable for any material arrears of wages or any material taxes or any material penalty for failure to comply with any of the foregoing; and (c) is not liable for any material payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Company employees (other than routine payments to be made in the ordinary course of business and consistent with past practice).

         3.22     Employee Benefit Plans

         Each Employee Benefit Plan has, in all material respects, been maintained and administered in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code, which are applicable to such plan, and there is no audit, investigation, dispute, arbitration, claim, suit, or grievance pending or, to the knowledge of the Company, threatened, involving an Employee Benefit Plan (other than routine claims for benefits), and, to the knowledge of the Company, there is no basis for such a claim. There have been no "prohibited transactions" (within the meaning of Section 4975 of the Code or Section 406 of ERISA) with respect to any Employee Benefit Plan.

                  (a) Neither the Company nor any other corporation or other trade or business that is or has been under common control with the Company (as determined under Section 414(b), (c), (m) or (o) of the Code) has ever maintained, contributed to or incurred any obligation or liability with respect to (i) any "multiemployer plan", as defined in Section 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code (either as an employer or a joint employer) or (ii) any other plan covered by Title IV of ERISA or subject to the requirements of Section 412 of the Code, and the Company has no actual or contingent liability under Title IV of ERISA or Section 412 of the Code to any Person, including the Pension Benefit Guaranty Corporation, the Internal Revenue Service (the "IRS"), any such plan or the participants (or their beneficiaries) in any such plan and there is no basis for any such liability as the result of or after the consummation of the transactions contemplated by this Agreement.

                  (b) Each Employee Benefit Plan that is intended to be qualified under Section 401 of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501 of the Code and all contributions made thereto have been deductible by the Company. A favorable determination letter has been issued by the IRS with respect to each such plan and trust, which letter includes a determination with respect to the qualification of the plan under the Tax Reform Act of 1986 and subsequent tax legislation (or if such letter has not yet been received, an application has been made to the IRS for such determination within the remedial amendment period so that such letter will have retroactive effect to the effective date of such legislation), and there are no facts and nothing has occurred that would adversely affect the qualification of such plan.

                  (c) No Employee Benefit Plan is a "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code and there have been no other "welfare benefit funds" within the meaning of Section 419 of the Code relating to any of the employees or former employees of the Company. No Employee Benefit Plan provides health, dental, life insurance or other welfare benefits (whether on an insured or self-insured basis) to any of such employees after their retirement or other termination of employment from the Company (other than continuation coverage required under Section 601 through 609 of ERISA and Section 4980B of the Code that may be purchased at the sole expense of the employee).

                  (d) All contributions have been made under, and all obligations to any of the employees or former employees of the Company (including vacation entitlements) have been satisfied with respect to, each Employee Benefit Plan for all periods up to the Closing, except as set forth in the financial statements. The costs of all Employee Benefit Plans are fully accrued and reflected in the financial statements of the Company.

         3.23     Environmental Laws and Regulations

         The Company has not, and, to the knowledge of the Company, no other Person has, generated, used, treated, disposed of, released or stored Hazardous Materials on, or transported Hazardous Materials in any material quantities to or from, any real property owned or leased by the Company. The Company is in compliance in all material respects with applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws with the respect to any real property owned or leased by the Company. There are no pending or, to the knowledge of the Company, threatened claims or other actions relating to any Environmental Law with respect to any real property owned or leased by the Company, nor is there a reasonable basis for any such actions.

         3.24     No Bankruptcy Proceedings

         There are no bankruptcy, insolvency or receivership proceedings outstanding against the Company, the Company has not made any assignment for the benefit of any creditors, and no execution or attachment has been levied against the Company, on account of any lien or judicial process.

         3.25     Disclosure

         Neither this Agreement, the Ancillary Agreements, the Disclosure Memorandum, the Financials, the Interim Balance Sheet or any Exhibit to this Agreement, taken as a whole, contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

           ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser hereby makes the following representations and warranties to the Company with respect to the purchase of the Shares as of the date of this Agreement and as of the Closing Date:

         4.1      Experience

         The Purchaser has substantial experience in evaluating and investing in private placements of securities in companies similar to the Company and is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Purchaser is aware that the purchase of Shares involves substantial risk and that its financial condition and investments are such that it is in a financial position to hold such securities for an indefinite period of time and to bear the economic risk of and withstand a complete loss of such investment.

         4.2      Investment

         The Purchaser is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Purchaser understands that the Shares have not been, and (except as provided in the Shareholder's Agreement) will not be, registered under the Securities Act or the securities laws of any state by reason of exemptions from the registration provisions of the Securities Act and such laws which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein.

         4.3      Rule 144

         The Purchaser acknowledges that the Shares (and the Conversion Stock, if issued) must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit the limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, (i) the existence of a public market for the securities,
(ii) the availability of certain current public information about the Company,
(iii) the resale occurring not less than one year after a party (who is not an "AFFILIATE") has purchased and fully paid for the securities to be sold, (iv) the sale being effected through a "BROKER'S TRANSACTION" or in transactions directly with a "MARKET MAKER" (as provided by Rule 144(f)), and (v) the number of securities being sold during any three-month period not exceeding specified limitations.

         4.4      No Public Market

         The Purchaser understands that no public market now exists for any of the securities issued by the Company and that there is no assurance that a public market will ever exist for the Shares.

         4.5      Access to Data

         The Purchaser has also had an opportunity to ask questions of Company management concerning the Company and its business and to conduct its own independent due diligence investigation of the Company.

         4.6      Authorization

         This Agreement and the Ancillary Agreements, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies. The Purchaser has full corporate power and authority to enter into and to perform its obligations under this Agreement and the

Ancillary Agreements in accordance with their respective terms. Purchaser represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

         4.7      Accredited Investor

         The Purchaser is an accredited investor, as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

         4.8      Restrictions

         The Purchaser acknowledges that the Ancillary Agreements impose certain restrictions on transfer of the Shares.

             ARTICLE 5. CONDITIONS TO THE OBLIGATIONS OF PURCHASER

         The obligations of the Purchaser to purchase the Shares at the Closing is, at the option of the Purchaser, subject to the fulfillment on or prior to the Closing Date of the following conditions:

         5.1      Representations and Warranties

         The representations and warranties made by the Company in to SECTIONS 3.1, 3.2, 3.3, 3.5, 3.6 and 3.20 of this Agreement shall have been true and correct when made, and shall be true and correct in all material respects as of the Closing Date.

         5.2      Covenants

         All covenants, agreements, and conditions contained in this Agreement to be performed by the Company on or prior to the Closing shall have been fully performed or complied with in all material respects.

         5.3      Compliance Certificate

         The Company shall have delivered to the Purchaser (a) a Compliance Certificate, executed by an executive officer of the Company, dated the Closing Date, and certifying to the fulfillment of the conditions specified in SECTIONS 5.1, 5.2, and 5.4, (b) certified copies of the resolutions adopted by the Company's board of directors authorizing the execution, delivery, and performance of the transactions contemplated by this Agreement and the Ancillary Agreements, (c) certified copies of the Company's Articles and Bylaws as in effect at the Closing, and (d) a certificate of incumbency identifying and showing the signature of each officer of the Company as of the Closing.

         5.4      Consents

         The Company shall have obtained all consents, permits, and waivers necessary to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

         5.5      Reservation of Stock

         The shares of Conversion Stock issuable upon conversion of the Shares shall have been duly authorized and reserved for issuance upon such conversion.

         5.6      No Litigation

         No action, suit, or other proceeding shall be pending or threatened before any court, tribunal, or governmental authority seeking or overtly threatening to restrain or prohibit the consummation of the transactions contemplated hereby, or seeking to obtain substantial damages in respect thereof, or which would otherwise materially and adversely affect the Company, its Subsidiaries, or their respective business, assets, prospects, or financial condition.

         5.7      Shareholder's Agreement

         The Company and the Purchaser shall have entered into the Shareholder's Agreement.

         5.8      Registration Rights Agreement

         The Company and the Purchaser shall have entered into the Registration Rights Agreement.

         5.9      Opinion of Counsel

         The Purchaser shall have received from Smith, Gambrell & Russell, LLP, counsel for the Company, an opinion, dated the Closing Date, satisfactory in form and substance to the Purchaser.

            ARTICLE 6. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

         The Company's obligation to issue and sell Shares at the Closing is, at the option of the Company, subject to the fulfillment on or prior to the Closing Date of the following conditions:

         6.1      Representations and Warranties

         The representations and warranties made by the Purchaser in Article 4 of this Agreement shall have been true and correct when made, and shall be true and correct in all material respects as of the Closing Date.

         6.2      Covenants

         All covenants, agreements, and conditions contained in this Agreement to be performed by the Purchaser on or prior to the Closing shall have been full performed or complied with in all material respects.

         6.3      No Litigation

         No action suit or other proceeding shall be pending or threatened before any court, tribunal, or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated hereby, or seeking to obtain substantial damages in respect thereof or which would otherwise materially and adversely affect the Company, its business, assets, prospects, or financial condition.

         6.4      Consents

         The Purchaser shall have obtained all consents, permits, and waivers necessary to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

         6.5      Shareholder's Agreement

         The Company and the Purchaser shall have entered into the Shareholders' Agreement.

         6.6      Registration Rights Agreement

         The Company and the Purchaser shall have entered into the Registration Rights Agreement.

                         ARTICLE 7. DISPUTE RESOLUTION

         7.1      Resolution by Advisory Board

         All disputes, controversies, or claims arising out of or relating to this Agreement or the Ancillary Agreements ("Disputes") shall be referred to an Advisory Board (such Board to consist of two (2) designees from each of the parties) prior to escalation to senior management. The Advisory Board shall meet within five (5) business days, or as soon thereafter as reasonably practicable, of receiving notice of a Dispute. In the event that the Advisory Board is unable to resolve, or does not anticipate resolving, the Dispute within ten (10) business days of the date of the meeting during which such Dispute was considered, the Advisory Board shall notify the senior executive selected by each party pursuant to SECTION 7.2 below. No Dispute under this Agreement shall be the subject of any formal legal proceeding between the parties before being considered by the Advisory Board and senior management, except for an action to seek injunctive relief to stay a breach of this Agreement.

         7.2      Hearing

         Either party may, upon notice and within five (5) business days of receipt of a notice from the Advisory Board pursuant to SECTION 7.1, elect to utilize a non-binding resolution procedure whereby each presents its case at a hearing (the "Hearing") before a panel consisting of a senior executive of each of the parties. If a party elects to use the procedure set forth in this SECTION 7.2, the other party shall participate. The Hearing will occur as soon as reasonably practicable after a party serves notice to use the procedure set forth in this SECTION 7.2. Each party may be represented at the Hearing by lawyers. If the matter cannot be resolved at the Hearing, each party may pursue whatever legal remedies are available to them. No arbitration or other legal proceeding may commence concerning the Dispute until ten (10) business days have elapsed from the first day of the Hearing. The parties shall each bear their respective costs incurred in connection with the procedure set forth in this SECTION 7.2, except that they shall share equally the cost of any facility used for the Hearing.

                           ARTICLE 8. INDEMNIFICATION

         8.1      Indemnification by the Company.

         The Company shall defend and hold harmless the Purchaser, its affiliates and all officers, directors, employees and agents thereof against and from any and all claims, costs, awards, or damages of any kind or nature, including attorney fees and related expenses, based upon, arising out of or in any way related to:

                  (a) Any breach of the representations and warranties of the Company contained in this Agreement; or

                  (b) Any breach of any covenant, agreement or obligation of the Company contained in this Agreement.

         8.2      Indemnification by the Purchaser.

         The Purchaser shall defend and hold harmless the Company, its affiliates and all officers, directors, employees and agents thereof against and from any and all claims, costs, awards, or damages of any kind or nature, including attorney fees and related expenses, based upon, arising out of or in any way related to

                  (a) Any breach of the representations and warranties of the Purchaser in this Agreement; or

                  (b) Any breach of any covenant, agreement or obligation of the Purchaser contained in this Agreement.

         8.3      Indemnification Procedures.

         The party seeking indemnification above (the "Indemnified Party") hereby agrees that (i) the Indemnified Party shall give the other party (the "Indemnifying Party") prompt written notice of each such claim; (ii) the Indemnifying Party shall have sole control and authority with respect to the defense or settlement of any such claim; and (iii) the Indemnified Party shall cooperate fully with the Indemnifying Party, at the Indemnifying Party's sole cost and expense, in the defense of any such claim. Any settlement of any such claim that imposes any liability or limitation on the Indemnified Party shall not be entered into without the prior written consent of the Indemnified Party.

         8.4      Limitations on Indemnification.

         Notwithstanding the foregoing, the Purchaser shall not be entitled to make any claim against the Company pursuant to Section 8.1 unless and until the total of all such claims exceeds

$50,000.00, and then only with respect to the claims in excess of $50,000.00. Furthermore, the aggregate amount of all claims which may be made against the Company pursuant to Section 8.1 shall be limited to the aggregate purchase price actually paid by the Purchaser for the Shares.

                         ARTICLE 9. GENERAL PROVISIONS

         9.1      Governing Law

         All or part of this Agreement and the legal relations between the parties hereto has been negotiated in the State of Georgia and will be enforced under the laws of the State of Georgia without regard to its conflicts of laws provisions.

         9.2      Successors and Assigns; Third Party Beneficiaries

         Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto and their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

         9.3      Entire Agreement; Designation and Waiver

         This Agreement and the Ancillary Agreements constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede all prior agreements among the parties. All prior negotiations and agreements shall be merged into this Agreement. Any term of this Agreement may be amended, and the observance of any term hereof may be waived (either generally or in a particular instance) only with the written consent of Purchaser and the Company. Any amendment or waiver effected in accordance with this SECTION 9.3 shall be binding upon each of the parties hereto.

         9.4      Survival

         The representations, warranties, covenants, indemnifications, and agreements made herein shall survive the closing of the transactions contemplated hereby for a period of two years, except for claims, if any, asserted in writing prior to such date which shall survive until resolved and satisfied in full.

         9.5      Notices, etc.

         All notices and other communications required or permitted hereunder shall be in writing and shall be (a) mailed by registered or certified mail, postage prepaid, (b) delivered by reliable overnight courier service, or (c) otherwise delivered by hand, by messenger, or by telecopier, addressed (i) if to Purchaser, 4355 Varsity Drive, Suite E, Ann Arbor, Michigan 48108, Attention:
President, telecopier 734-975-4808, with a copy to Gary Kendra, General Counsel, or (ii) if to the Company at 2390 Amwiler Court, Suite A, Atlanta, Georgia 30360, Attention: President, Telecopier No. 770-300-9535, or at such other address as the Company shall have furnished to the Purchaser, with a copy to Smith, Gambrell & Russell, LLP, Suite

3100, Promenade II, 1230 Peachtree Street, N.E., Atlanta, Georgia 30309-3592,
Attention: Brian T. Nash, Telecopier No. 404-685-7012.

         9.6      Delays or Omissions

         No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

         9.7      References

         Unless the context otherwise requires, any reference to a "Section" refers to a section of this Agreement. Any reference to "this Section" refers to the whole number section in which such reference is contained.

         9.8      Severability

         If any provision of this Agreement is held to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. The court in its discretion may substitute for the excluded provision an enforceable provision which in economic substance reasonably approximates the excluded provision.

         9.9      Pronouns

         All pronouns and any variations thereof refer to the masculine, feminine, or neuter, singular or plural, as the identity of the person or persons may require.

         9.10     Counterparts

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which, when taken together, shall constitute one instrument.

         9.11     Remedies

         The parties to this Agreement acknowledge and agree that a breach of any of the covenants of the Company or the Purchaser set forth in this Agreement may not be compensable by payment of money damages and, therefore, that the covenants of the foregoing parties set forth in this Agreement may be enforced in equity by a decree requiring specific performance.

         9.12     Certain Definitions

         As used in this Agreement, the following terms shall have the following meanings unless the context otherwise requires:

                  (a) "AFFILIATE" shall mean a person that, directly or indirectly, controls or is controlled by, or is under common control with, any Person.

                  (b) "CONTROL" (including, with correlative meaning, the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through ownership of voting securities or by contract or otherwise.

                  (c) "CONVERSION STOCK" shall mean the number of shares of Common Stock of the Company issuable upon conversion of the Series A Convertible Preferred Stock, as more particularly set forth in SECTION 3.5 hereof.

                  (d) "EMPLOYEE BENEFIT PLAN" shall mean any employee benefit plan, policy, arrangement or agreement (including, without limitation, any savings, retirement, fringe benefit, stock option, bonus, incentive compensation, deferred compensation, excess, supplemental executive compensation, employee stock purchase, vacation, sickness or disability, severance or separation, restricted stock plan, policy or arrangement) or employment or consulting contracts or agreements (including without limitation, any "employee benefit plan", as defined in ERISA) of any Company, whether or not subject to ERISA, whether written or oral.

                  (e) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, together with the regulations promulgated thereunder.

                  (f) "ENVIRONMENTAL LAWS" shall mean any federal, state, local or foreign statue, law, rule, regulation, ordinance, code, permit, policy, order or rule of common law now in effect and in each case as amended to date and any judicial or administrative interpretation thereof relating to Hazardous Materials, environmental matters, the protection of public health and safety from environmental or health concerns or otherwise relating to environmental conditions.

                  (g) "HAZARDOUS MATERIALS" shall mean all hazardous substances, wastes, materials or constituents, solid wastes, special wastes, toxic substances, pollutants, contaminants, petroleum or petroleum derived substances or wastes, radioactive materials, urea formaldehyde, polychlorinated biphenyls, radon gas and related materials, including, without limitation, any such materials defined, listed, identified under or described in any applicable Environmental Laws.

                  (h) "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, assets, properties, operations, results of operations or condition (financial or otherwise) of the Company.

                  (i) "PERSON" means any individual, corporation, general or limited partnership, limited liability company, firm, joint venture, association, enterprise, joint stock company, trust, unincorporated organization or other entity.

                  (j) "SUBSIDIARY" shall mean any Person as to which the Company, directly or indirectly, owns or has the power to vote, or to exercise a controlling influence with respect, fifty percent (50%) or more of the securities of any class of such person, the holders of which class are entitled to vote for the election of directors (or persons performing similar functions) of such person.

         9.13     Publicity

         Neither Party shall release any information to any third party (except its board members, employees, consultants, agents, shareholders, accountants, lenders and legal counsel) with respect to the terms of this Agreement or the transactions contemplated hereby without the prior written consent of the other party, other than as may be required by applicable law or court order or Securities and Exchange Commission or other governmental agency regulation or requirement..

         9.14     Fees and Expenses

         Each party shall pay its own fees, costs, and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

Executed effective as of the date first set forth above.


                                           THE COMPANY:

                                           PHOTONIC SENSOR SYSTEMS, INC.

                                           By: /s/ John G. Edwards
                                               ---------------------------------
                                           Name:   John G. Edwards
                                                 -------------------------------
                                           Title:  President
                                                  ------------------------------


                                           PURCHASER:

                                           GENOMIC SOLUTIONS, INC.

                                           By: /s/ Gary A. Kendra
                                               ---------------------------------
                                           Name:   Gary A. Kendra
                                                 -------------------------------
                                           Title:  Executive Vice President
                                                  ------------------------------

                                   EXHIBIT "A"

               CERTIFICATE OF DESIGNATIONS, RIGHTS AND PREFERENCES
                     OF SERIES B CONVERTIBLE PREFERRED STOCK
                                       OF
                          PHOTONIC SENSOR SYSTEMS, INC.

         WE, John G. Edwards and Nile Hartman, being the President and Secretary of PHOTONIC SENSOR SYSTEMS, INC., a corporation organized and existing under the laws of the State of Georgia (the "CORPORATION"), DO HEREBY CERTIFY that, pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation and SECTION 14-2-602 of the Georgia Business Corporation Code (the "GBCC"), the Board of Directors of the Corporation by unanimous written consent pursuant to SECTION 14-2-821 of the GBCC duly adopted the following resolution providing for the issuance of a series of Preferred
Stock:

         RESOLVED, that, pursuant to authority expressly granted to and vested in the Board of Directors of the Corporation by the Articles of Incorporation, as amended, of this Corporation, the Board of Directors hereby creates, from the 15,000,000 shares of Preferred Stock, par value $0.001 per share, of the Corporation authorized to be issued pursuant to the Articles of Incorporation, a series of Preferred Stock designated as "SERIES B CONVERTIBLE PREFERRED STOCK," consisting of 3,244,500 shares and hereby fixes the voting powers, designations, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions of the shares of such Series B Convertible Preferred Stock, which shall be in addition to those specified in the Articles of Incorporation, as follows:

         (1) Dividend Rights. The holders of Series B Convertible Preferred Stock shall be entitled to receive dividends when, if and as declared by the Board of Directors out of funds legally available therefor. No cash dividend shall be paid on the Common Stock unless an equal dividend is paid with respect to all outstanding shares of Series B Convertible Preferred Stock in an amount for each such share of Series B Convertible Preferred Stock equal to the amount which would have been paid to the holders thereof if such share had been converted into Common Stock immediately before the record date for the dividend paid on the Common Stock.

         (2) Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series B Convertible Preferred Stock shall be entitled to receive any of the assets or surplus funds of the Corporation only after and in subordination to payment in full of the liquidation preferences of all other series and classes of Preferred Stock having liquidation preferences that are prior and in preference to the Common Stock. After the payment in full of such liquidation preferences, the holders of Series B Convertible Preferred Stock, by reason of their ownership thereof, shall be entitled to receive payment of up to $1.07875 per share, as adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to such shares (the "SUBSCRIPTION PRICE"), prior and in preference to, but without participation in, any distribution to the holders of the Common Stock. However, if the holders of the Series B Convertible Preferred Stock would receive a greater distribution out of the remaining assets and surplus funds of the Corporation legally available for distribution upon conversion of the shares of Series B Convertible Preferred Stock then held by them, then the remaining assets and surplus funds of the Corporation shall be distributed as though the Series B Convertible Preferred Stock was converted to Common Stock immediately prior to such distribution. For purposes of this SECTION 2, a liquidation, dissolution or winding up of this Corporation shall be deemed to be occasioned by, and to include, (A) the acquisition of this Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation); or (B) a sale of all or substantially all of the assets of this Corporation (including, for purposes of this section, intellectual property rights which, in the aggregate, constitute substantially all of this Corporation's material assets); unless in each case, (x) this Corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for this Corporation's acquisition or sale or otherwise) hold in the aggregate at least fifty percent (50%) of the voting power of the surviving or acquiring entity, or
(y) the holders of outstanding shares of Series B Preferred, representing at least a majority of the voting power of all then outstanding shares of Series B Preferred, voting separately as a class (on an as-converted into Common Stock basis) elect not to have such transaction deemed a liquidation, dissolution or winding up of this Corporation.

                  In any of such events specified in this SECTION 2 above, if the consideration received by this Corporation is other than cash or securities, its value will be deemed to be its fair market value, as determined in good faith by this Corporation's Board of Directors. Any securities shall be valued as follows:

                  (a) if traded on a securities exchange or through the Nasdaq Stock Market, by averaging the closing prices of the securities over the thirty (30)-day period ending three (3) days prior to the closing;

                  (b) if actively traded over-the-counter, by averaging the closing bid or sale prices (whichever are applicable) over the thirty
         (30)-day period ending three (3) days prior to the closing; and

                  (c) if there is no active public market, at the fair market value thereof, as mutually determined by the Corporation and the holders of a majority of the then outstanding Series B Convertible Preferred Stock.

                  The method of valuation of the fair market value determined as above in clauses (a), (b) or (c) shall not include a discount for minority ownership interest or illiquidity of the securities to be delivered to the holders of the Series B Convertible Preferred Stock.

         (3) Voting Rights.

                  (a) General. Except as otherwise expressly provided herein or as required by law, the holder of each share of the Series B Convertible Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series B Convertible Preferred Stock would be convertible under the circumstances described in SECTION (4) hereof on the record date for the vote or consent of stockholders, and shall otherwise have voting rights and powers equal to the voting rights and powers of the Common Stock, voting together with holders of the Common Stock as a single class.

                  (b) Board of Directors. The holders of Series B Convertible Preferred Stock shall vote with respect to the election of the Board of Directors as follows:

                           (i) Until such time as the Corporation has issued
                  3,244,500 shares of Series B Convertible Preferred Stock, as adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to such shares, the holders of Series B Convertible Preferred Stock shall vote together with the holders of Common Stock as a single class, in accordance with the general provisions of SUBSECTION (3)(A) above.

                           (ii) Upon the issuance of 3,244,500 authorized shares
                  of Series B Convertible Preferred Stock, as adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to such shares, the original holders of Series B Convertible Preferred Stock shall vote as a separate class to elect one (1) member of the Board of Directors, but shall not have the right to vote with respect to the election of any other members of the Board of Directors. A vacancy in the directorship elected solely by the holders of Series B Convertible Preferred Stock shall be filled only by a vote of the holders of Series B Convertible Preferred Stock, voting as a single class. The right to vote as a separate class shall continue, but only as to the original holders, until the occurrence of any of the following: (A) the sale of all or substantially all of the assets of the Corporation; (B) the issuance or sale of more than half of the Corporation's equity securities in a single transaction or series of related transactions; or (C) the occurrence of any event or series of events as a result of which the issued and outstanding shares of Series B Convertible Preferred Stock and any other shares of capital stock of the Corporation that the original subscribers of the Series B Convertible Preferred Stock own or have the right to purchase collectively cease to represent ten percent (10%) or more of the issued and outstanding equity of the Corporation. Thereafter, the holders of Series B Convertible Preferred Stock shall again vote together with the holders of Common Stock as a single class in accordance with the general provisions of SUBSECTION (3)(A) above.

         (4) Conversion. The Series B Convertible Preferred Stock shall be convertible into shares of Common Stock as provided in this SUBSECTION (4).

                  (a) Optional. Each share of Series B Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series B Convertible Preferred Stock, into Common Stock. The number of shares of Common Stock to which a holder of Series B Convertible Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Conversion Rate of the Series B Convertible Preferred Stock (determined as provided in SUBSECTION (4)(E) below) by the number of shares of Series B Convertible Preferred Stock being converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the shares of Series B Convertible Preferred Stock to be converted in accordance with the procedures described in SUBSECTION (4)(D) below.

                  (b) Automatic. Each and every share of outstanding Series B Convertible Preferred Stock held by all holders of Series B Convertible Preferred Stock shall automatically be converted into Common Stock at the then effective Conversion Rate immediately upon: (A) the consummation of a bona fide sale of more than fifty percent (50%) of the Corporation's issued and outstanding equity to a third party; (B) the vote or written consent of the holders of at least fifty percent (50%) of the then outstanding shares of Series B Convertible Preferred Stock; (C) the date as of which less than 200,000 shares of Series B Convertible Preferred Stock remain outstanding; or (D) the consummation of a public offering of the Corporation's Common Stock in a firm commitment underwriting pursuant to a registration statement on Form S-1, Form SB-1, Form SB-2, or their then equivalents, filed under the Securities Act of 1933, as amended, provided that (i) the total gross proceeds to the Corporation are at least thirty million dollars ($30,000,000), and (ii) upon consummation of such offering, the Corporation meets any quantitative listing criteria for initial listing of the Corporation's Common Stock on the New York Stock Exchange or other national stock exchange or on the National Association of Securities Dealers' Automated Quotation National Market System. Such conversion shall be automatic, without need for any further action by the holders of shares of Series B Convertible Preferred Stock and regardless of whether the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Series B Convertible Preferred Stock so converted are surrendered to the Corporation in accordance with the procedures described in SUBSECTION
         (4)(D) below. Upon the conversion of the Series B Convertible Preferred Stock pursuant to this SUBSECTION (4)(B)(I), the Corporation shall promptly send written notice thereof, to each holder of record of Series B Convertible Preferred Stock at his or its address then shown on the records of the Corporation, which notice shall state that certificates evidencing shares of Series B Convertible Preferred Stock must be surrendered at the office of the Corporation (or of its transfer agent for the Common Stock, if applicable) in the manner described in SUBSECTION (4)(D) below.

                  (c) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series B Convertible Preferred Stock, and any shares of Series B Convertible Preferred Stock surrendered for conversion that would otherwise result in a fractional share of Common Stock shall be redeemed at the then effective Conversion Price per share, payable as promptly as possible when funds are legally available therefor.

                  (d) Mechanics of Conversion. Before any holder of Series B Convertible Preferred Stock shall be entitled to receive certificates representing the shares of

         Common Stock into which shares of Series B Convertible Preferred Stock are converted in accordance with SUBSECTIONS (4)(A) OR (4)(B) above, such holder shall surrender the certificate or certificates for such shares of Series B Convertible Preferred Stock duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Convertible Preferred Stock, and shall give written notice to the Corporation at such office of the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued, if different from the name shown on the books and records of the Corporation. Said conversion notice shall also contain such representations as may reasonably be required by the Corporation to the effect that the shares to be received upon conversion are not being acquired and will not be transferred in any way that might violate the then applicable securities laws and are subject to restrictions upon such shares imposed by law or agreement of the holder or his or its predecessors. The Corporation shall, as soon as practicable thereafter and in no event later than thirty (30) days after the delivery of said certificates, issue and deliver at such office to such holder of Series B Convertible Preferred Stock, or to the nominee or nominees of such holder as provided in such notice, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion pursuant to SUBSECTIONS (4)(A) OR (4)(B) shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the effective date of conversion specified in such Subsection. All certificates issued upon the exercise or occurrence of the conversion shall contain a legend governing restrictions upon such shares imposed by law or agreement of the holder or his or its predecessors.

                  (e) Conversion Rate. In the event of conversion of the Series B Convertible Preferred Stock pursuant to SUBSECTION (4)(A) OR (4)(B) above, each share of Series B Convertible Preferred Stock shall be converted into one (1) share of Common Stock (the "CONVERSION RATE"). Such Conversion Rate shall be subject to adjustment as provided in SUBSECTION (4)(F) hereof.

                  (f) Adjustment for Subdivisions or Combinations of Common Stock. In the event the Corporation at any time or from time to time after the original issue date effects a subdivision, stock split, stock for stock dividend, reverse stock split, or combination of the outstanding Common Stock into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of the outstanding Series B Convertible Preferred Stock, then and in each such event the Conversion Rate shall be increased or decreased proportionately.

                  (g) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this SUBSECTION (4), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustments and readjustments, (B) the Conversion Rate at that time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at that time would be received upon the conversion of Series B Convertible Preferred Stock.

                  (h) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times use reasonable efforts to reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series B Convertible Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall be insufficient to effect the conversion of all then outstanding shares of the Series B Convertible Preferred Stock, the Corporation shall use reasonable efforts to take such corporate action as may, in the opinion of its counsel be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         (5) Additional Series. The Board of Directors of the Corporation may subsequently adopt and approve one or more other series or class of preferred shares with powers, rights, limitations, preferences and privileges that are equal or superior to those of the Series B Convertible Preferred Stock. The Corporation shall not, by amendment of its Articles of Incorporation or Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, take any action that has the effect of abrogating, circumventing or altering the rights of the Series B Convertible Preferred Stock set forth in this Certificate or avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in the carrying out of all the provisions of this Certificate.

         (6) Notices. Any notice required by the provisions hereof to be given to the holders of shares of Series B Convertible Preferred Stock shall be deemed given on the third business day following (and not including) the date on which such notice is deposited in the United States Mail first-class, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation. Notice by any other means shall not be deemed effective until actually received.

         (7) Amendment. Any term relating to the Series B Convertible Preferred Stock may be amended and the observance of any term relating to the Series B Convertible Preferred Stock may be waived (either generally or in a particular instance and either retroactively or prospectively) only upon the consent of the Board of Directors and the vote or written consent of holders of more than fifty percent (50%) of all Series B Convertible Preferred Stock then outstanding. Any amendment or waiver so effected shall be binding upon the Corporation and any holder of Series B Convertible Preferred Stock.

         (8) No Reissuance of Series B Convertible Preferred Stock. No share or shares of Series B Convertible Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be returned to the status of undesignated shares of Preferred Stock.

         (9) Definition. As used in this Certificate, the term "issued and outstanding equity" shall mean any and all shares of the Corporation's capital stock that are issued and outstanding, including Voting and Non-Voting Common Stock and Preferred Stock (the latter on an as-converted basis), but shall exclude any stock subject to outstanding stock options issued for value or authorized for issuance under any current or future "Compensatory Benefit Plan" of the Corporation, as such term is defined in Rule 701 promulgated under the Securities Act of 1933, as amended.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed in its name by the undersigned duly authorized officers of the Corporation, this 31st day of May, 2001.


                                    By:
                                       -----------------------------------------
                                    Name:  John G. Edwards
                                    Title: President and Chief Executive Officer

ATTEST:


By:
   -------------------------------
Name:  Nile Hartman
Title: Secretary

                                   EXHIBIT "B"

                      SERIES A CONVERTIBLE PREFERRED STOCK

                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made and entered into this 31st day of May, 2001, by and among PHOTONIC SENSOR SYSTEMS, INC., a Georgia corporation (the "COMPANY"), and GENOMIC SOLUTIONS INC., a Delaware corporation (the "PURCHASER").

                              W I T N E S S E T H :

         WHEREAS, the Company and the Purchaser have entered into that certain Amended and Restated Preferred Stock Purchase Agreement dated of even date herewith (the "PURCHASE AGREEMENT"), pursuant to which the Company will sell to the Purchaser up to 3,244,500 shares of the Company's Series A Convertible Preferred Stock, par value $0.001 per share (collectively, the "SHARES");

         WHEREAS, the obligations of the Purchaser to purchase Shares under the Purchase Agreement are conditioned upon, among other things, the execution and delivery by the Company of this Agreement;

         WHEREAS, the Purchase Agreement provides for the Purchaser to make certain investments in the Company in a series of four tranches in the aggregate amount of $3,500,000 (the "FULL INVESTMENT").

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

         1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

                  "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  "COMMISSION" shall mean the Securities and Exchange Commission or any successor agency.

                  "HOLDER" shall mean the Purchaser and any transferee of Registrable Securities who, pursuant to SECTION 13 below, is entitled to registration rights hereunder.

                  "OTHER HOLDERS" means persons who hold Other Registrable Securities.

                  "OTHER REGISTRABLE SECURITIES" means shares of Common Stock, other than the Registrable Securities, that are subject to registration rights.

                  The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (as hereinafter defined), and the declaration or ordering of the effectiveness of such registration statement.

                  "QUALIFIED OFFERING" shall mean a public offering by the Company of its Common Stock pursuant to the Securities Act of 1933, as amended (the "1933 ACT"), provided that (i) the total gross proceeds to the Company are at least thirty million dollars ($30,000,000), and (ii) upon consummation of such offering, the Company meets any quantitative listing criteria for initial listing of the Company's Common Stock on the New York Stock Exchange or other national stock exchange or on the National Association of Securities Dealers' Automated Quotation National Market System.

                  "QUALIFIED REGISTRATION" means the registration of Common Stock which could reasonably be expected to result in at least $1,000,000 of net proceeds.

                  "REGISTRABLE SECURITIES" shall mean the shares of the Company's Common Stock issuable upon the conversion of the Shares now or hereafter sold to Purchaser by the Company pursuant to the Purchase Agreement, as well as any shares of Common Stock that are issued to the Purchaser pursuant to the Catch-Up Right set forth in that certain Shareholder's Agreement of even date herewith; provided, however, that said shares of Common Stock shall be treated as Registrable Securities and shall be subject to the provisions of this Agreement only if and so long as they have not been (i) sold through a broker, dealer, or underwriter in a public distribution or public securities transaction, or (ii) sold in a transaction exempt from the registration and prospectus delivery requirement of the Securities Act under SECTION 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

                  "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with SECTIONS 5 AND 6 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, fees and disbursements of one counsel for the selling Holder or Holders selected by them (which the Company may request be the Company's counsel if such counsel is reasonably acceptable to such selling Holders) and the expense of any special audits incident to or required by any such registration.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the securities registered by the Holders.

                  "STOCK PLANS" shall include, without limitation, any of the Company's 1992 Stock Option Plan, 2000 Stock Incentive Plan, or any other "Compensatory Benefit Plan" (as defined in Rule 701 promulgated under the Securities Act) that is approved after the date of this Agreement by the Corporation's Board of Directors and shareholders.

         2. RESTRICTIONS ON TRANSFERABILITY. The Registrable Securities shall not be transferable except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Except as provided in SECTIONS 4, 5 AND 6 below, each Holder of Registrable Securities will cause any proposed transferee of the Registrable Securities held by such Holder to agree to take and hold such Registrable Securities subject to the provisions and upon the conditions specified in this Agreement.

         3. RESTRICTIVE LEGEND. Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of SECTION 4, 5 AND 6 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 OF SAID ACT.

         4. NOTICE OF TRANSFERS PURSUANT TO EXEMPTION. The Holder of each certificate representing Registrable Securities by acceptance thereof agrees to comply in all respects with the provisions of this SECTION 4. Prior to any proposed transfer of any Registrable Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Holder thereof shall give written notice to the Company of such Holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Company so requests, be accompanied (except in transactions in compliance with Rule 144) by a written opinion of legal counsel (in the case of Purchaser, its general counsel) who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Registrable Securities may be effected without registration under the Securities Act, whereupon the Holder of such Registrable Securities shall be entitled to transfer such Registrable Securities in accordance with the terms of the notice delivered by the Holder to the Company; provided, however, that no opinion need be obtained with respect to a transfer to an "AFFILIATE" of a Holder of Registrable Securities as that term is defined in Rule 405 promulgated by the Commission under the Securities Act. Each certificate evidencing the Registrable Securities transferred as above provided shall bear the appropriate restrictive legend set forth in SECTION 3 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act.

         5. REQUESTED REGISTRATION. The provisions of this SECTION 5 shall take effect and shall be enforceable against the Company only upon completion of the Full Investment.

                  5.1 Request for Registration. Any Holder or group of Holders holding a majority of the Registrable Securities may, at any time during the period commencing as of one (1) year after an initial public offering of the Company's Common Stock and ending three (3) years after an initial public offering of the Company's Common Stock, make written request that the Company effect one Qualified Registration with respect to such Registrable Securities. Upon timely receipt of such request, the Company will:

                           (a) promptly give written notice of the proposed
                  registration to all Holders and Other Holders;

                           (b) as soon as practicable, use its best efforts to
                  effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities or Other Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders and the Other Registrable Securities of any Other Holder or Other Holders joining in such request as are specified in a written request received by the Company within twenty (20) business days after receipt of such written notice from the Company.

                           (c) Notwithstanding the foregoing, the Company shall
                  not be obligated to take any action to effect any such registration pursuant to this SECTION 5.1:

                                    (i) In any particular jurisdiction in which
                           the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                                    (ii) After the Company has effected one such
                           registration pursuant to this SECTION 5.1 and such registration has been declared or ordered effective; or

                                    (iii) During the period starting sixty (60)
                           days prior to the Company's estimated date of filing of and ending on the date one hundred eighty (180) days following the effective date of a registration statement previously filed by the Company.

         Subject to the foregoing paragraph, the Company shall file a registration statement covering the Registrable Securities and Other Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of any Holder(s) and/or Other Holder(s). If, however, the Company shall furnish to the Holder(s) and/or Other Holder(s) requesting a registration statement pursuant to this SECTION 5 a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than one hundred eighty (180) days after receipt of the request of the Holder(s) and/or Other Holder(s) requesting such registration; provided, however, that the Company may not utilize this right more than once in any consecutive twelve-month period.

         In addition to the registration required above, the Company shall, upon written request of any Holder or group of Holders holding a majority of the Registrable Securities, effect one (1) registration per year on Form S-3 (or any successor form), if available. Any such short-form registration may be requested without regard to expected net proceeds and shall not be counted as a Qualified Registration. Such registrations shall be effected in accordance with and subject to the foregoing provisions of this SECTION 5.1.

                  5.2 Underwriting. If the Holders and/or Other Holders intend to distribute the Registrable Securities and/or Other Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to SECTION 5.1 and the Company shall include such information in the written notice referred to in SECTION 5.1. The right of any Holder and/or Other Holder to registration pursuant to SECTION
5.1 shall be conditioned upon such Holder's or Other Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities or the Other Holder's Other Registrable Securities in the underwriting to the extent requested (unless otherwise mutually agreed by a majority in interest of the Holders and the Other Holders) to the extent provided herein.

         The Company shall (together with all Holders and Other Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the mutual written agreement of the Company and a majority in interest of the Holders and Other Holders. Notwithstanding any other provision of this SECTION 5, if the managing underwriter advises the Holders and Other Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders and Other Holders and the number of shares of Registrable Securities and Other Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders and Other Holders requesting inclusion in the registration in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders and Other Holders at the time of filing the registration statement. No Registrable Securities or Other Registrable Securities excluded from the underwriting by reason of the managing underwriter's marketing limitation shall be included in such registration.

         If any Holder or Other Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Holders and Other Holders. The Registrable Securities and/or Other Registrable Securities so withdrawn by the Holder or Other Holder from such underwriting shall also be withdrawn from registration; provided, however, that if by the withdrawal of such Registrable Securities or Other Registrable Securities a greater number of Registrable Securities and Other

Registrable Securities held by the remaining Holders and Other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders and Other Holders who have included Registrable Securities or Other Registrable Securities in the registration the right to include additional Registrable Securities or Other Registrable Securities in the same proportion used in determining the underwriter limitation in this SECTION 5.2.

                  5.3 Inclusion of Other Common Stock. The Company shall be entitled to include in any registration statement referred to in this SECTION 5 for sale in accordance with the method of disposition specified by the Holder(s) and Other Holder(s), shares of Common Stock to be sold by the Company for its own account and for the accounts of other shareholders, except as and to the extent that in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Registrable Securities and Other Registrable Securities included in the offering. The Holders acknowledge that the Company has granted or may hereafter grant separate demand registration rights to the Other Holders which do not allow for the pro rata participation by the Holders in an offering by such Other Holders, and that the Holders' participation therein may be limited as set forth in the piggyback registration rights provided in Section 6 hereof.

         6. COMPANY REGISTRATION.

                  6.1 Notice of Registration. If the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, the Company will:

                           (a) promptly give to each Holder and Other Holder
                  written notice thereof; and

                           (b) include in such registration (and any related
                  qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities and Other Registrable Securities specified in a written request or requests, made within twenty (20) business days after receipt of such written notice from the Company, by any Holder(s) and/or Other Holder(s), provided that to the extent so advised by the underwriters, the Company may limit the amount of Registrable Securities and Other Registrable Securities to be included by the Holder(s) and/or Other Holder(s) in any registration and to the extent so advised by the underwriters, all Registrable Securities and Other Registrable Securities entirely from the registration relating to the Company's initial public offering.

                  6.2 Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders and the Other Holders by written notice. All Holders and Other Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the

Company. Notwithstanding any other provision of this SECTION 6, if the representative of the underwriters advises the Company in writing that, in its opinion, inclusion of the full number of Registrable Securities and Other Registrable Securities requested to be included in the registration by Holders and Other Holders would adversely affect the underwriting, the representative may limit the number of shares of Registrable Securities and Other Registrable Securities to be included in the registration and underwriting. The Company shall so advise all Holders and Other Holders requesting registration of Registrable Securities and Other Registrable Securities of the limitation and the number of Registrable Securities and Other Registrable Securities to be included in the registration by reason of the limitation imposed by the representative. The number of shares of Registrable Securities and Other Registrable Securities to be included in the registration shall be allocated first to all Other Holders having express priority as to piggyback registration rights and then pro rata among the Holders and Other Holders based on the ratio that the number of Registrable Securities or Other Registrable Securities (as applicable) held by such Holder or Other Holder and proposed to be registered bears to the total number of Registrable Securities and Other Registrable Securities proposed to be registered by the Holders and Other Holders in the registration. No Registrable Securities or Other Registrable Securities excluded from the underwriting by reason of the managing underwriter's marketing limitation shall be included in such registration.

                  6.3 Withdrawal by Holders and Other Holders. If any Holder or Other Holder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter. The securities so withdrawn shall also be withdrawn from registration.


                  6.4 Withdrawal by the Company. Notwithstanding the foregoing, the Company may, in its sole discretion and without the consent of or prior notice to any Holders or Other Holders, withdraw any registration statement referred to in this SECTION 6 and abandon the proposed offering at anytime without thereby incurring any liability to any Holder or Other Holder.


         7. EXPENSES OF REGISTRATION. The Company will pay all Registration Expenses incurred in connection with the registrations allowed pursuant to SECTIONS 5 AND 6; provided, however, that if the registration request pursuant to SECTION 5.1 hereof is subsequently withdrawn at the request of the Holder, the Holder shall forfeit its right to its one Qualified Registration pursuant to
SECTION 5.1, unless the Holder elects to reimburse the Company for the expenses incurred by the Company attributable to the registration of the Registrable Securities within ninety (90) days of such withdrawal, in which case the Holder shall not be deemed to have exercised its right to require the Company to register Registrable Securities pursuant to SECTION 5.1; provided further, however, that if at the time of such withdrawal, the Holder has learned of a material adverse change in the condition, business, or prospects of the Company which was not disclosed by the Company and not known to the Holder at the time of its request and the Holder has withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holder shall not be required to pay any of the Registration Expenses and shall retain its rights pursuant to SECTION 5.1. All Selling Expenses relating to securities registered by the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

         8. REGISTRATION PROCEDURES. The Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance effected by the Company pursuant to this Agreement, and as to the completion thereof. Without limiting the foregoing, that Company will, at its expense, observe the procedures set forth in this SECTION 8.

                  8.1 Maintenance of Registration. The Company shall keep such registration, qualification, or compliance effective for a period of 120 days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of the Company or an underwriter of Common Stock (or other securities) of the Company. In the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that: (i) Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis; and (ii) applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment, the incorporation by reference of information contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act. Notwithstanding the foregoing, the Company may, at any time cause the suspension of sales for up to forty-five
(45) days on each such occasion by notifying (on two (2) days' advance written notice) the Holders whose Registrable Securities are the subject matter of such registration statement that the Company is exercising its rights under this clause and that sales must be suspended because the Company reasonably believes it possesses material information, disclosure of which in the Company's judgment would not be in the Company's best interests.

                  8.2 Prospectuses. The Company shall furnish such number of prospectuses and other documents incident thereto as Holders from time to time may reasonably request in order to facilitate the disposition of securities owned by them.

                  8.3 Supplements to Registration Statement. The Company shall prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  8.4 Blue Sky Compliance. The Company shall use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  8.5 Underwriting Agreement. In the event of any underwritten public offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each

Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  8.6 Notification of Material Events. The Company shall notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

         9. TERMINATION OF REGISTRATION RIGHTS. Notwithstanding any contrary provision in SECTION 5 of this Agreement, the registration rights granted pursuant to this Agreement shall terminate as to all Holders upon the fifth anniversary of the closing of any Qualified Offering. In addition to and not in limitation of the foregoing, the Holders' demand registration rights in SECTION
5.1 hereof shall terminate upon the earlier to occur of the following: (i) the sale of all or substantially of the Company's assets; (ii) the sale of more than half of the Company's issued and outstanding equity securities at any time after the date of this Agreement in a single transaction or series of related transactions; (iii) any event or series of events as a result of which the Purchaser ceases to own or have the right to purchase equity securities equal to ten percent (10%) or more of the issued and outstanding equity; or (iv) the third anniversary of the closing of any Qualified Offering. As used in this
SECTION 9, the term "issued and outstanding equity" shall mean any and all shares of the Company's capital stock that are issued and outstanding, including Voting and Non-Voting Common Stock and Preferred Stock (the latter on an as-converted basis), and any shares of Common Stock the Purchaser has the right to purchase, but shall exclude any stock subject to outstanding stock options issued for value or authorized for issuance under the Company's Stock Plans.

         10. INDEMNIFICATION.

                  10.1 Indemnification by the Company. To the extent permitted by law, the Company will indemnify each Holder, each of its officers, directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder within the meaning of SECTION 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of SECTION 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or the 1934 Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein.

                  10.2 Indemnification by the Holders. To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
SECTION 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the gross proceeds before expenses and commissions to each such Holder of Registrable Securities sold as contemplated herein.

                  10.3 Indemnification Procedures. Each party entitled to indemnification under this SECTION 10 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                  10.4 Unavailability of Indemnification. If the indemnification provided for in this SECTION 10 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statement or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

         11. INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

         12. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees observe the Rule 144 reporting procedures set forth in this
SECTION 12.

                  12.1 Public Information. The Company shall make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public.

                  12.2 1934 Act Reporting. The Company shall file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements).

                  12.3 Assistance to Holders. The Company shall furnish to Holders of Registrable Securities forthwith upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder of Registrable Securities may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

         13. TRANSFER OF REGISTRATION RIGHTS. The right to cause the Company to register securities granted the Holders hereunder may be assigned to a transferee or assignee with the transfer or assignment of the Registrable Securities, provided the (i) such transfer or assignment complies with SECTION 4 hereof; and (ii) such transferee or assignee acquires at least twenty percent (20%) of the Registrable Securities.


         14. LOCK-UP. Each of the Holders hereby agrees not to offer, sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of the Company's Common Stock held of record or beneficially owned by such person during the period of time (not to exceed 180 days) determined by the Board of Directors of the Company upon advice of its managing underwriter, from and after the effective date of any registration statement (other than shares of Common Stock included therein).

         15. GOVERNING LAW. This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of Georgia, without giving effect to the conflict of laws provisions thereof. The parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of Georgia with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement.

         16. ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof; all previous agreements and discussions relating to the same or similar subject matter being merged herein. The parties acknowledge and agree that neither of them has made any representation with respect to the subject matter of this Agreement or any representations inducing the execution and delivery hereof except as specifically set forth herein. Each of the parties hereto acknowledges that it has relied on its own judgment in entering into this Agreement. This Agreement may not be changed, amended, modified, terminated or waived including specifically the provisions of this SECTION 16 except by a writing signed by both parties hereto. Neither this Agreement nor the provisions of this Section 16 may be changed, amended, modified, terminated or waived as a result off any failure to enforce any provision or the waiver of any specific breach or breaches thereof or any course of conduct of the parties.

         17. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon delivery to the party to be notified in person or by courier service or five days after deposit with the United States mail, by registered or certified mail, postage prepaid, addressed to the party at the address set forth on the signature page hereof or at such other address as the party may request by notifying the other party in writing.

         18. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         19. SEPARATE COUNSEL. By signing this Agreement, the parties hereto acknowledge that they have been advised and had the opportunity to obtain legal counsel and advice regarding this Agreement and that they have read and understand this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first set forth above.

                                COMPANY:

                                PHOTONIC SENSOR SYSTEMS, INC.


                                By:                                       (SEAL)
                                    --------------------------------------
                                Name:       John G. Edwards
                                Title:      President
                                Address:    2390 Amwiler Court
                                            Suite A
                                            Atlanta, GA  30360

                                INVESTOR:

                                GENOMIC SOLUTIONS INC.


                                By:                                       (SEAL)
                                    --------------------------------------
                                Name:       Gary A. Kendra
                                Title:      Executive Vice President and General
                                            Counsel
                                Address:    4355 Varsity Drive, Suite E
                                            Ann Arbor, MI  48108

                                   EXHIBIT "C"

                      SERIES A CONVERTIBLE PREFERRED STOCK

                             SHAREHOLDER'S AGREEMENT


         THIS SHAREHOLDER'S AGREEMENT (the "Agreement") is made and entered into this 31st day of May 2001, by and among PHOTONIC SENSOR SYSTEMS, INC., a Georgia corporation (the "COMPANY") and GENOMIC SOLUTIONS INC., a Delaware corporation (the "PURCHASER").

                              W I T N E S S E T H:

         WHEREAS, the Company and the Purchaser have entered into that certain Amended and Restated Preferred Stock Purchase Agreement dated of even date herewith (the "PURCHASE AGREEMENT"), pursuant to which the Company is selling to the Purchaser shares of the Company's Series A Convertible Preferred Stock ("SHARES");

         WHEREAS, the obligations of the Purchaser to purchase Shares under the Purchase Agreement are conditioned upon, among other things, the execution and delivery by the Company of this Agreement; and

         WHEREAS, the Purchase Agreement provides for the Purchaser to make certain investments in the Company in a series of four tranches in the aggregate amount of $3,500,000 (the "FULL INVESTMENT").

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

         1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

                  "ISSUED AND OUTSTANDING EQUITY" shall mean any and all shares of the Company's capital stock that are issued and outstanding, including Voting and Non-Voting Common Stock and Preferred Stock (the latter on an as-converted basis), but shall exclude any stock subject to outstanding stock options issued for value or authorized for issuance under the Company's Stock Plans (as defined in SECTION 3.3 below).

                  "QUALIFIED OFFERING" shall mean a public offering by the Company of its Common Stock pursuant to the Securities Act of 1933, as amended (the "1933 ACT"), provided that (i) the total gross proceeds to the Company are at least thirty million dollars ($30,000,000), and (ii) upon consummation of such offering, the Company meets any quantitative listing criteria for initial listing of the Company's Common Stock on the New York Stock Exchange or other national stock exchange or on the National Association of Securities Dealers' Automated Quotation National Market System.

         2. CONDITION PRECEDENT. The Purchaser's Preemptive Rights set forth in
SECTION 3 and Catch-Up Right set forth in SECTION 4 shall not be exercisable unless and until the Purchaser has made the Full Investment (which for all purposes under this Agreement shall be deemed to have occurred as of the date the Purchaser tenders payment of the purchase price for all 3,244,500 Shares issuable pursuant to the Purchase Agreement).

         3. PREEMPTIVE RIGHTS.

                  3.1 Grant of Rights. Except as set forth in SECTION 3.3 hereof, the Company shall not issue or sell any shares of Common Stock or other equity securities, any rights or options to purchase Common Stock or other equity securities, or any debt or shares convertible into or exchangeable for Common Stock or other equity securities, whether now or hereafter authorized and whether unissued or in the treasury (collectively, "NEW SECURITIES"), unless the Purchaser shall first have been given the right to acquire, at a price no less favorable than that at which such New Securities are to be offered to others, a portion of the New Securities, as determined in accordance with SECTION 3.2 below.

                  3.2 Number of Shares. The Purchaser shall have the right ("PREEMPTIVE RIGHT") to purchase a portion of any issuance of New Securities determined by multiplying the number of New Securities being issued by a fraction, the numerator of which is the number of shares of Common Stock held by the Purchaser as a result of conversion of the Purchaser's shares of Series A Convertible Preferred Stock, plus the number of shares of Common Stock issuable to the Purchaser assuming conversion of shares of Series A Convertible Preferred Stock held by the Purchaser, plus the number of shares of Common Stock held by the Purchaser as a result of the Purchaser's exercise of the Catch-Up Right pursuant to Section 4 hereof, if any, all of which to be determined on the date of the Company's written notice pursuant to SECTION 3.4 hereof, and the denominator of which is the number of shares of issued and outstanding equity.

                  3.3 Exceptions. The restrictions contained in, and preemptive rights granted under, this SECTION 3 shall not apply with respect to any of the following: (i) issuance or any conversion of the Series A Convertible Preferred Stock; (ii) conversion of any convertible security or exercise of any option or warrant that is issued before the Purchaser is eligible to exercise its Preemptive Right, (iii) conversion of any convertible security or exercise of any option or warrant after such convertible security, option or warrant has been offered to the Purchaser pursuant to this SECTION 3; (iv) issuance of securities pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all the assets of the Company or other reorganization whereby the Company acquires more than fifty percent (50%) of the voting power of such corporation; (v) issuance of equity securities not to exceed, in the aggregate, five percent (5%) of the outstanding capital stock of the Company or securities exercisable for or convertible into such amount of capital stock, or any combination thereof, in connection with any borrowings, direct or indirect, from financial or other institutions regularly engaged in the business of lending of money; (vi) issuance of equity securities, or options, warrants or rights convertible into or otherwise related to equity securities, or any combination thereof, issued pursuant to any current or future "Compensatory Benefit Plan," as such term is defined in Rule 701 promulgated under the 1933 Act, including, without limitation, any of the foregoing issued or issuable pursuant to the Company's 1992 Stock Option Plan or 2000 Stock Incentive Plan (collectively, the "STOCK PLANS"); (vii) issuance of securities pursuant to any stock dividend, stock split, combination or other reclassification by the Company of any of its capital stock; (viii) issuance of securities in connection with strategic alliances approved by the Company's Board of Directors; (ix) issuance of securities pursuant to the anti-dilution provisions associated with any capital stock of the Company or securities exercisable for or convertible into capital stock, or (x) the issuance of any equity securities to the Purchaser pursuant to SECTION 4 below.

                  3.4 Notice and Exercise. In the event the Company proposes to undertake an issuance of New Securities, it shall give the Purchaser written notice of its intention, describing the quantity and type of New Securities and the price and the general terms upon which the Company proposes to issue the same. Purchaser shall have twenty (20) days from the date of any such notice to exercise its Preemptive Right in accordance with this SECTION 3 by giving written notice to the Company. Purchaser's notice must state the quantity of New Securities to be purchased, which quantity shall not be greater than the quantity permitted in SECTION 3.2 above, and shall confirm that Purchaser will purchase the New Securities for the price and upon the general terms specified in the Company's notice.

                  3.5 Closing. If the Purchaser does not elect to purchase the New Securities during the time set forth in SECTION 3.4 above, the Company shall have ninety (90) days following the expiration of the period after its notice to the Purchaser in which to sell the New Securities described in such notice, at a price and upon general terms no more favorable to the purchasers thereof than the price and terms specified in the Company's notice. In the event the Company has not sold all such New Securities within said ninety (90) day period, the Company shall not thereafter issue or sell any of the remainder, without offering such securities to the Purchaser in the manner provided herein.

                  3.6 Termination of Preemptive Right. The Purchaser's Preemptive Right shall terminate upon the earliest to occur of the following:
(i) the sale of all or substantially all of the Company's assets; (ii) the sale of more than half of the Company's issued and outstanding equity securities at any time after the date of this Agreement in a single transaction or series of related transactions; (iii) the occurrence of any event or series of events as a result of which the Purchaser ceases to own or have the right to purchase equity securities equal to ten percent (10%) or more of the issued and outstanding equity of the Company; or (iv) immediately prior to the effectiveness of the registration statement for any Qualified Offering.

         4. CATCH-UP RIGHT.

                  4.1 Grant of Right. The Purchaser is hereby granted a one-time right (the "CATCH-UP RIGHT") to purchase additional shares of Common Stock so that, upon issuance thereof and when added to the other shares of Common Stock and Preferred Stock then held by the Purchaser, the Purchaser would own nineteen and nine-tenths percent (19.9%) of the issued and outstanding equity of the Company. For the purpose of determining the number of additional shares of Common Stock issuable upon exercise of the Catch-Up Right, the Purchaser shall be deemed to be the record holder of all 3,244,500 Shares issuable to the Purchaser pursuant to the Purchase Agreement (regardless of whether said Shares are held of record by the Purchaser, redeemed by the Company, or transferred to another shareholder). The Purchaser may exercise the Catch-Up Right as to all or less than all of said additional shares of Common Stock. The purchase price for such shares of Common Stock shall be $1.07875 per share ("PURCHASE PRICE").

                  4.2 Notice and Exercise. Within ten (10) business days following the date the Purchaser has made the Full Investment, the Company shall give written notice to the Purchaser of the percentage of the issued and outstanding equity of the Company represented by the Shares and the number of additional shares of Common Stock, if any, that the Purchaser is entitled to purchase pursuant to the Catch-Up Right. The Company shall also notify the Purchaser of any subsequent changes in the number of additional shares of Common Stock issuable upon exercise of the Catch-Up Right due to the issue or redemption of capital stock between the date of the Company's initial notice and the date the additional shares of Common Stock are issued to the Purchaser hereunder. The Purchaser shall have ninety (90) days after the effective date of the Company's initial notice in which to exercise the Catch-Up Right by delivering to the Company the Exercise Agreement attached hereto as EXHIBIT A, duly completed and executed by the Purchaser, and payment of the Purchase Price, which shall be made at the option of the Purchaser by wire transfer of immediately available funds to an account designated by the Company.

                  4.3 Adjustments. If at any time the Company shall (i) pay a dividend in shares of Common Stock, (ii) subdivide any outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue, by reclassification of its shares of Common Stock, any other shares of its capital stock, then the purchase price per share and, if applicable, the type of capital stock purchasable upon the exercise of this Catch-Up Right shall be adjusted accordingly.

                  4.4 Securities Law Restrictions. If at any time during which this Catch-Up Right is exercisable according to its terms there is no effective registration statement on file with the Securities and Exchange Commission covering the shares of Common Stock then issuable hereunder, the offer and sale of the shares of Common Stock issuable upon the exercise of the Catch-Up Right to Purchaser must be exempt from the registration requirements of the 1933 Act, and such state securities laws as shall be applicable. The Company may condition such exercise upon its receipt of such representations, factual assurances and legal opinions as it shall reasonably deem necessary to determine and document the availability of any such exemption and may further condition such exercise upon such undertakings by the Purchaser or such restriction upon the transferability of the shares of Common Stock to be acquired hereunder as it shall reasonably determine to be necessary to effectuate and protect the claim to any such exemption.

                  4.5 Valid Issuance. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of this Catch-Up Right will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof.

                  4.6 Reserved Shares. The Company covenants and agrees that during the period within which this Catch-Up Right may be exercised, the Company will at all times use its reasonable efforts to have authorized and reserved, for the purpose of issue upon exercise of this

Catch-Up Right, a sufficient number of shares of authorized but unissued Common Stock when and as required to provide for the exercise in full of this Catch-Up Right. If at any time the total number of shares of Common Stock issuable pursuant hereto, together with the maximum number of shares of Common Stock issuable upon conversion, exchange or exercise of (i) all then-outstanding securities (whether debt or equity) of the Company convertible or exchangeable for Common Stock and (ii) all then-outstanding warrants and options to purchase Common Stock, would exceed the total number of authorized but unissued shares of Common Stock, the Company shall use its reasonable efforts to obtain stockholder approval to amend, and upon receipt of such approval shall, as soon as is practicable amend, its Articles of Incorporation to increase the number of authorized shares of Common Stock such that there shall be a sufficient number of authorized and unissued shares of Common Stock available at all times to effect the exercise hereof.

                  4.7 Termination of Catch-Up Right. The Catch-Up Right shall terminate upon the earliest to occur of the following: (i) a sale of all or substantially all of the assets of the Company; (ii) the sale of more than half of the Company's issued and outstanding equity securities at any time after the date of this Agreement in a single transaction or series of related transactions; (iii) immediately prior to the effectiveness of the registration statement for any Qualified Offering; (iv) ninety (90) days after the Company has given the notice described in SECTION 4.2 above; or (v) December 1, 2003.

         5. SPECIFIC PERFORMANCE. The rights of the parties under this Agreement are unique and, accordingly, the parties shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions for specific performance to the extent permitted by law.

         6. GOVERNING LAW. This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of Georgia, without giving effect to the conflict of laws provisions thereof. The parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of Georgia with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement.

         7. ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof; all previous agreements and discussions relating to the same or similar subject matter being merged herein. The parties acknowledge and agree that neither of them has made any representation with respect to the subject matter of this Agreement or any representations inducing the execution and delivery hereof except as specifically set forth herein. Each of the parties hereto acknowledges that it has relied on its own judgment in entering into this Agreement. This Agreement may not be changed, amended, modified, terminated or waived including specifically the provisions of this SECTION 7 except by a writing signed by both parties hereto. Neither this Agreement nor the provisions of this SECTION 7 may be changed, amended, modified, terminated or waived as a result off any failure to enforce any provision or the waiver of any specific breach or breaches thereof or any course of conduct of the parties.

         8. SEVERABILITY. In the case any one or more of the provisions contained in this Agreement shall for any reason to be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

         9. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon delivery to the party to be notified in person or by courier service or five days after deposit with the United States mail, by registered or certified mail, postage prepaid, addressed to the party at the address set forth on the signature page hereof or at such other address as the party may request by notifying the other party in writing.

         10. DELAYS OR OMISSIONS. Any party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted all parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

         11. INTENT. Each party agrees to execute upon request any further documents or instruments reasonably necessary to carry out the purposes or intent of this Agreement.

         12. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         13. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties and their transferees, if any. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Notwithstanding the foregoing, the Preemptive Right and Catch-Up Right set forth herein are nonassignable, except that (i) such rights are assignable by the Purchaser to any wholly owned subsidiary or parent of, or to any corporation, entity or other person that is, within the meaning of the 1933 Act, controlling, controlled by or under common control with, the Purchaser, and (ii) such rights are assignable in connection with any transfer of Series A Convertible Preferred Stock by the Purchaser.

         14. TERMINATION. Unless earlier terminated by mutual agreement of the parties, this Agreement will terminate as of the earliest to occur of the following: (i) upon the termination of the Purchaser's Preemptive Rights and Catch-Up Rights in accordance with SECTIONS 3.6 AND 4.7 ABOVE, respectively;
(ii) upon the effective date of the Purchaser's Election to Cancel under the Purchase Agreement; or (iii) the tenth anniversary of the date hereof. In addition, and notwithstanding the foregoing, this Agreement shall terminate upon conversion of the Preferred Shares.

         15. SEPARATE COUNSEL. By signing this Agreement, the parties hereto acknowledge that they have been advised and had the opportunity to obtain legal counsel and advice regarding this Agreement and that they have read and understand this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Shareholder's Agreement under seal as of the day and year first set forth above.

                                      COMPANY:

                                      PHOTONIC SENSOR SYSTEMS, INC.


                                      By:                                 (SEAL)
                                          --------------------------------
                                      Name:       John G. Edwards
                                      Title:      President

                                      Address:    2390 Amwiler Court
                                                  Suite A
                                                  Atlanta, GA  30360

                                      PURCHASER:

                                      GENOMIC SOLUTIONS INC.


                                      By:                                 (SEAL)
                                          --------------------------------
                                      Name:       Gary A. Kendra
                                      Title:      Executive Vice President and
                                                  General Counsel
                                      Address:    4355 Varsity Drive, Suite E
                                                  Ann Arbor, MI  748108

                                    EXHIBIT A

                          PHOTONIC SENSOR SYSTEMS, INC.
                               EXERCISE AGREEMENT

         This Exercise Agreement is made this      day of          , by GENOMIC
SOLUTIONS INC., a Delaware corporation ("Purchaser").

         Purchaser hereby agrees as follows:

         1. PURCHASE OF SHARES. On this date and subject to the terms and conditions of this Exercise Agreement, Purchaser hereby exercises the Catch-Up Right granted to Purchaser pursuant to the Shareholder's Agreement (the
SHAREHOLDER'S AGREEMENT"), dated as of              , 2001, between the Company
and Purchaser, with respect to the purchase of                      (         )
shares of Common Stock of the Company (the "CATCH-UP SHARES") at an aggregate
price per share of                       Dollars ($           ). Purchaser
herewith delivers to the Company the aggregate purchase price for the number of Catch-Up Shares purchased.

         2. RESTRICTIONS. Purchaser acknowledges that the purchase of the Catch-Up Shares is subject to the conditions set forth in the Shareholder's Agreement and that the Catch-Up Shares shall be subject to the restrictions on transfer set forth in that certain Registration Rights Agreement between the
Company and Purchaser, dated as of             , 2001.

         3. ENTIRE AGREEMENT. The Shareholder's Agreement is incorporated herein by reference. This Exercise Agreement and the Shareholder's Agreement and Registration Rights Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and are governed by Georgia law except for that body of law pertaining to conflict of laws.

Submitted by:                              Accepted by:

GENOMIC SOLUTIONS INC.                     PHOTONIC SENSOR SYSTEMS, INC.

By:                                        By:
   ----------------------------------         ----------------------------------

Title:                                     Title:
      -------------------------------            -------------------------------

Address:

--------------------------------------


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